Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and “Summary of Financial Data” and to the use of our report dated March 9, 2005 (except for Note 21, which is as of March 31, 2005) in the Registration Statement (Form SB-2 dated October 18, 2005) and related Prospectus of Voice Mobility International Inc. for the registration of 7,850,680 shares of its common stock.

/s/ ERNST & YOUNG LLP

Vancouver, Canada,

October 20, 2005	Chartered Accountants